Exhibit 99.1

Intellicheck Announces Record Third Quarter Fiscal 2019 SaaS Revenue;

SaaS Revenue Up 140% and Third Quarter Revenue Up 86% Year Over Year

Year Over Year Revenue Increased to $1,930,000

SaaS Revenue Increased to $1,564,000

MELVILLE, NY – November 7, 2019 -- Intellicheck, Inc. (NYSE American: IDN), a trusted industry leader in identity authentication and verification solutions, today announced its financial results and record SaaS revenues for the third quarter ended September 30, 2019.

Revenue for the third quarter ended grew 86% to $1,930,000 versus $1,040,000 in the prior year comparable period. SaaS revenue in the third quarter grew 140% and totaled $1,564,000 versus $651,000 in the prior year comparable period and grew 40% sequentially over Q2. Gross profit as a percentage of revenues was 86.6% for the three months ended September 30, 2019 versus 89.1% in the prior year comparable period.

“These are impressive SaaS growth numbers, which we believe reflect the progress we have achieved as a result of the changes we have put in place over the past year. The success of refocusing of our sales efforts can be seen in our growing portfolio of clients that I am excited to say includes the addition of another significant financial institution. We believe that our strategy to sell through the banks and credit issuers, who bear a large portion of the cost and the pain of Identity theft, is paying off,” said CEO Bryan Lewis.

“I have been saying that I believe the market is coming our way and the evidence is bearing that out both in terms of clients and prospects. With data breaches and the resulting incidents of identity theft and fraud surging at an unprecedented rate, I believe that we are just getting started,” concluded Lewis.

The net loss for the three months ended September 30, 2019 was ($568,000) or ($0.04) per diluted share an improvement versus ($1,131,000) or ($0.07) per diluted share in the comparable prior year period. Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) improved by $591,000 to a loss of ($457,000) for the third quarter of 2019 versus a loss of ($1,048,000) in the prior year comparable period. A reconciliation of adjusted EBITDA to net loss is provided elsewhere in this release.

Cash at September 30, 2019 totaled $2,757,000 and stockholders’ equity totaled $11,235,000 at the end of the period.

The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the Company’s review process and should be considered preliminary until Intellicheck files its Form 10-Q for the third quarter ended September 30, 2019.

Conference Call Information:

The Company will hold an earnings conference call on November 7th at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13695910. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13695910. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until November 21, 2019.

INTELLICHECK, INC.

BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$2,757,327	$4,376,017
Accounts receivable, net of allowance of $47,980 and $24,675 at September 30, 2019 and December 31, 2018, respectively	1,420,467	1,019,434
Inventory	73,989	82,337
Other current assets	458,754	271,415
Total current assets	4,710,537	5,749,203

NOTE RECEIVABLE, net of current portion	-	29,017
PROPERTY AND EQUIPMENT, net	216,675	264,583
GOODWILL	8,101,661	8,101,661
INTANGIBLE ASSETS, net	194,988	306,575
OPERATING LEASE RIGHT-OF-USE ASSET	180,844	-
OTHER ASSETS	7,778	9,742
Total assets	$13,412,483	$14,460,781

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$151,710	$73,334
Accrued expenses	1,138,708	726,918
Operating lease liability, current portion	123,341	-
Deferred revenue, current portion	681,977	704,536
Total current liabilities	2,095,736	1,504,788

OTHER LIABILITIES:
Deferred revenue, long-term portion	17,177	29,486
Operating lease liability, long-term portion	64,835	-
Other long-term liabilities	-	6,802
Total liabilities	2,177,748	1,541,076

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock - $.001 par value; 40,000,000 shares authorized; 15,881,142 and 15,638,765 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	15,881	15,639
Additional paid-in capital	128,260,153	127,290,467
Accumulated deficit	(117,041,299)	(114,386,401)
Total stockholders’ equity	11,234,735	12,919,705

Total liabilities and stockholders’ equity	$13,412,483	$14,460,781

INTELLICHECK, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

REVENUES	$1,930,201	$1,039,581	$4,767,186	$3,103,061
COST OF REVENUES	(259,053)	(112,452)	(670,338)	(295,314)
Gross profit	1,671,148	927,129	4,096,848	2,807,747

OPERATING EXPENSES
Selling, general and administrative	1,267,425	1,342,929	4,140,503	4,065,837
Research and development	984,247	738,584	2,675,621	2,121,717
Total operating expenses	2,251,672	2,081,513	6,816,124	6,187,554

Loss from operations	(580,524)	(1,154,384)	(2,719,276)	(3,379,807)

OTHER INCOME
Interest and other income	12,294	23,165	64,378	80,256

Net loss	$(568,230)	$(1,131,219)	$(2,654,898)	$(3,299,551)

PER SHARE INFORMATION
Loss per common share - Basic/Diluted	$(0.04)	$(0.07)	$(0.17)	$(0.21)

Weighted average common shares used in computing per share amounts - Basic/Diluted	15,864,004	15,631,818	15,749,312	15,510,115

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Three months ended September 30, 2019
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, June 30, 2019	15,791,629	$15,792	$128,000,628	$(116,473,069)	$11,543,351

Stock-based compensation expense	-	-	71,043	-	71,043
Exercise of warrants	85,714	86	188,485	-	188,571
Issuance of shares for restricted stock grants	3,799	3	(3)	-	-
Net loss	-	-	-	(568,230)	(568,230)
BALANCE, September 30, 2019	15,881,142	$15,881	$128,260,153	$(117,041,299)	$11,234,735

	Three months ended September 30, 2018
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, June 30, 2018	15,625,239	$15,625	$127,228,475	$(112,591,157)	$14,652,943

Stock-based compensation expense	-	-	43,459	-	43,459
Issuance of shares for restricted stock grants	6,957	7	(7)	-	-
Net loss	-	-	-	(1,131,219)	(1,131,219)
BALANCE, September 30, 2018	15,632,196	$15,632	$127,271,927	$(113,722,376)	$13,565,183

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Nine months ended September 30, 2019
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, January 1, 2019	15,638,765	$15,639	$127,290,467	$(114,386,401)	$12,919,705

Stock-based compensation expense	-	-	513,824	-	513,824
Exercise of stock options, net of cashless exercise of 21,864 shares	58,008	58	63,192	-	63,250
Exercise of warrants	178,570	179	392,675	-	392,854
Issuance of shares for restricted stock grants	5,799	5	(5)	-	-
Net loss	-	-	-	(2,654,898)	(2,654,898)
BALANCE, September 30, 2019	15,881,142	$15,881	$128,260,153	$(117,041,299)	$11,234,735

	Nine months ended September 30, 2018
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, January 1, 2018	15,009,246	$15,009	$126,416,869	$(110,422,825)	$16,009,053

Stock-based compensation expense	-	-	168,160	-	168,160
Exercise of stock options	593,838	594	686,927	-	687,521
Issuance of shares for restricted stock grants	29,112	29	(29)	-	-
Net loss	-	-	-	(3,299,551)	(3,299,551)
BALANCE, September 30, 2018	15,632,196	$15,632	$127,271,927	$(113,722,376)	$13,565,183

INTELLICHECK, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,654,898)	$(3,299,551)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	176,034	183,077
Stock-based compensation expense	513,824	168,160
Provision for doubtful accounts	23,305	5,925
Deferred rent	-	(5,601)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(424,338)	11,999
Decrease in inventory	8,348	1,493
(Increase) in other current assets	(189,754)	(186,901)
Decrease in other assets	1,964	57,439
Increase in accounts payable and accrued expenses	490,696	48,828
(Decrease) in deferred revenue	(34,868)	(33,760)
(Decrease) in other long-term liabilities	-	(158,407)
Net cash used in operating activities	(2,089,687)	(3,207,299)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(16,539)	(132,042)
Collection of note receivable	31,432	30,203
Net cash provided by (used in) investing activities	14,893	(101,839)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock from exercise of stock options	63,250	687,521
Net proceeds from issuance of common stock from exercise of warrants	392,854	-
Net cash provided by financing activities	456,104	687,521

Net decrease in cash	(1,618,690)	(2,621,617)

CASH, beginning of period	4,376,017	8,010,161

CASH, end of period	$2,757,327	$5,388,544

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net loss, interest and other income, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest and other income, impairments of long lived assets and goodwill, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

A reconciliation of GAAP net loss to Non-GAAP Adjusted EBITDA follows:

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net loss	$(568,230)	$(1,131,219)	$(2,654,898)	$(3,299,551)
Reconciling items:
Interest and other income	(12,294)	(23,165)	(64,378)	(80,256)
Depreciation and amortization	52,542	62,459	176,034	183,077
Stock-based compensation expense	71,043	43,459	513,824	168,160
Adjusted EBITDA	$(456,939)	$(1,048,466)	$(2,029,418)	$(3,028,570)

Contact

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck NYSE American: IDN

Intellicheck is a trusted industry leader in technology solutions that stop identity theft and fraud with real-time identity authentication and age verification. We make it possible for our clients to increase revenues, improve customer service, and increase operational efficiencies. Founded in 1994, Intellicheck has grown to serve dozens of Fortune 500 companies including retail and financial industry clients, police departments, national defense clients and diverse state and federal government agencies. For more information on Intellicheck, visit http://www.intellicheck.com/ and follow Intellicheck on Twitter, on Facebook, on LinkedIn and on YouTube.

Safe Harbor Statement

Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this website and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.